                                                                    Exhibit 3.01

                         CALIBER LEARNING NETWORK, INC.

                             ARTICLES SUPPLEMENTARY
                                  CLASSIFYING
                     SERIES A-1 CONVERTIBLE PREFERRED STOCK


     Caliber Learning Network, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 225,000 shares of the common stock, par value $.01 per share, of the Corporation into a series designated as "Series A-1 Convertible Preferred Stock, par value $.01 per share," of the Corporation and has provided for the issuance of such series (the "Series A-1 Preferred Stock").

     SECOND: The classification decreases the number of shares classified as Common Stock from 49,775,000 shares immediately prior to the reclassification to 49,550,000.

     THIRD: The terms of the Series A-1 Convertible Preferred Stock as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as follows:


            1. Dividend Rights.
               ---------------

               (a) General Dividend Obligation. The Corporation shall pay, when
                   ---------------------------
and as declared by the Corporation's Board of Directors, to the holders of the Series A-1 Preferred then outstanding, out of the assets of the Corporation legally available therefor, dividends in the manner, at the times, in the amounts and with such priorities as are provided for in this Section 1.

               (b) Dividend Rate. (i) Subject to the next sentence, commencing
                   -------------
on the date hereof and continuing until October 25, 2004, dividends on the Series A-1 Preferred then outstanding will accrue and be payable, subject to
Section 1(b)(ii) below, at a rate (the "Dividend Rate") per annum equal to 7.5% of the Preferred Dividend Value thereof on the Dividend Payment Date (defined below). After the earlier of (A) October 25, 2004 or (B) upon the election of the holder to exercise its Put Right pursuant to Section 5(d) and if the holder elects the option in clause (1) under the second sentence of Section 5(d), dividends on the Series

A-1 Preferred then outstanding will accrue and be payable, subject to Section 1(b)(ii) below, at a Dividend Rate per annum equal to 16.0% of the Preferred Dividend Value thereof on the Dividend Payment Date (defined below). Dividends will be calculated on the basis of a year consisting of twelve months of thirty days each in a year.

               (ii) In the event that the Corporation shall at any time or from time to time, declare, order, pay or make a dividend or other distribution (whether in cash, securities, rights to purchase securities or other property) on its Common Stock or any preferred stock (other than the Series A-1 Preferred then outstanding) that exceeds the dividend payable on the Series A-1 Preferred then outstanding, then the Dividend Rate for the next Dividend Payment Date for the holders of the Series A-1 Preferred then outstanding shall be such greater amount.

               (c) Manner of Payment. Dividends shall be paid, at the election
                   -----------------
of the Corporation, in cash or additional shares of Series A-1 Preferred Stock (the "Dividend Shares").

               (d) Accrual of Dividends. (i) Dividends on each share of Series
                   --------------------
A-1 Preferred Stock then outstanding shall accrue cumulatively on a daily basis from the date hereof to and including the date on which the redemption or conversion of such share of Series A-1 Preferred Stock then outstanding shall have been effected or on which full payment with respect to such shares of Series A-1 Preferred Stock shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

               (ii) To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any share of Series A-1 Preferred Stock then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the date hereof in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Dividend Value of such share of Series A-1 Preferred Stock then outstanding (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The "Preferred Dividend Value" of any share of Series A-1
                          ------------------------
Preferred Stock then outstanding as of a particular date shall be equal to the sum of one hundred dollars ($100.00) plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) on such share of Series A-1 Preferred Stock then outstanding, which accrued and unpaid dividends have been added to the Preferred Dividend Value of such share of Series A-1 Preferred Stock then outstanding on any Dividend Payment Date pursuant to this Section 1(d)(ii) and not thereafter paid.

               (e) Payment Dates. Full cumulative dividends on the shares of
                   -------------
Series A-1 Preferred Stock then outstanding shall be payable quarterly in arrears, on the last day of March, June, September and December in each year (each, a "Dividend Payment Date"). The first Dividend Payment Date shall be
         -----------------------
December 31, 2000. If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. An amount equal to the full cumulative dividends shall also be payable, in satisfaction of such dividend obligation, upon liquidation or redemption as provided under Section 2 or Section 5 hereof. The Board of Directors may fix a record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive payment of the dividends payable pursuant to this Section 1, which record date shall not be more than 60 days prior to the Dividend Payment Date.

               (f) Amounts Payable. The amount of dividends payable on Series
                   ---------------
A-1 Preferred Stock on each Dividend Payment Date shall be the full cumulative dividends which are unpaid through and including such Dividend Payment Date. Dividends which are not paid for any reason whatsoever on a Dividend Payment Date shall cumulate (as set forth in Section 1(d)(ii) above) until paid and shall be payable on the next Dividend Payment Date on which payment can lawfully be made (or upon liquidation or redemption as provided herein). If, for whatever reason, all payments have not been made with respect to any share of Series A-1 Preferred Stock as required by Section 2 on a distribution date (other than because of a failure by the holder thereof to tender such shares for payment on such date), then, notwithstanding any other provision hereof, dividends shall continue to accumulate on such outstanding shares until paid.

               (g) Limitation on Dividends, Repurchases and Redemptions. So long
                   ----------------------------------------------------
as any shares of Series A-1 Preferred Stock shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (except with respect to the 1997 Stock Option Plan and the 1998 Stock Incentive Plan), whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Corporation or any of its Subsidiaries purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Parity Securities or Junior Securities, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Parity Securities or Junior Securities, unless with respect to all of the foregoing all dividends or other distributions to which the holders of shares of Series A-1 Preferred Stock then outstanding shall have been entitled, pursuant to Section 1(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

               (h) Pro Rata Payments. In the event that full dividends are not
                   -----------------
paid or made available to the holders of all outstanding Series A-1 Preferred Stock and of any Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of shares of Series A-1 Preferred and of any Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

            2. Preference on Liquidation.
               -------------------------

               (a) Liquidation Preference for Series A-1 Preferred Stock. In the
                   -----------------------------------------------------
event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series A-1 Preferred Stock shall have received an amount per share equal to the greater of (i) the sum of (x) the Liquidation Value, plus (y) all declared but unpaid dividends thereon through the date of distribution or (ii) ratable distributions determined with respect to the holders of Series A-1 Preferred Stock and Common Stock on the basis of the number of shares of Common Stock into which such Series A-1 Preferred Stock could be converted pursuant to the provisions of
Section 4 hereof immediately prior to such distribution, on a per share basis (the greater of (i) and (ii) above is herein referred to as the "Series A-1 Liquidation Preference"). The "Liquidation Value" means $100 per share with respect to the Series A-1 Preferred Stock.

               (b) Pro Rata Payments. If, upon any such liquidation,
                   -----------------
dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A-1 Liquidation Preference for each share of Series A-1 Preferred Stock then outstanding and the full liquidating payments on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A-1 Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

               (c) Sale Not a Liquidation. Neither the voluntary sale,
                   ----------------------
conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

               (d) Notice of Liquidation.  Written notice of any liquidation,
                   ---------------------
dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series A-1 Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

            3. Voting.
               ------

               (a) General.  In addition to any voting rights provided in the
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Corporation's Charter or by law, the Series A-1 Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation. Each share of Series A-1 Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which each share of Series A-1 Preferred Stock is then convertible. The holders of

Series A-1 Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the By-Laws of the Corporation.

               (b) Board of Directors.  The Corporation shall not, without the
                   ------------------
written consent or affirmative vote of the holders representing at least a majority of the shares of Series A-1 Preferred Stock then outstanding, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of ten (10).

               (c) Election of Directors. So long as either (i) the Fleming
                   ---------------------
Holders own at least 50% of the outstanding Shares or (ii) any Transferee owns at least 50% of the outstanding Shares, the holders of Series A-1 Preferred Stock, consenting or voting (as the case may be) as a separate class, shall be entitled, but not required, to elect one (1) director of the Corporation (the "Preferred Director").

     Holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock shall exercise the right to elect a Preferred Director by written notice to the Corporation, whereupon the Corporation shall call a meeting of the holders of the Series A-1 Preferred Stock to elect a Preferred Director. Thereafter, the holders of Series A-1 Preferred Stock, consenting or voting as a class (as the case may be), shall be entitled to elect a Preferred Director at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors until such time as holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock shall notify the Corporation in writing that they no longer wish to exercise their right to elect a Preferred Director.

     At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, (i) the presence in person or by proxy (or the written consent) of the holders representing a majority of the shares of Series A-1 Preferred Stock then outstanding shall constitute a quorum of such class for the election of the Preferred Director; and (ii) the absence of the presence in person or by proxy (or written consent) of the holders representing a majority of the shares of Common Stock then outstanding shall not affect the right of a quorum of holders of Series A-1 Preferred Stock to elect the Preferred Director. Any Preferred Director may be removed with or without cause by, and shall not be removed except by, the holders representing a majority of the shares of Series A-1 Preferred Stock then outstanding, present in person or by proxy and voting at a meeting of stockholders, or of the holders of Series A-1 Preferred Stock called for that purpose, or by written consent signed by the holders representing a majority of the shares of Series A-1 Preferred Stock then outstanding.

     A vacancy in the directorship to be held by the Preferred Director shall be filled only by vote or written consent of the holders of the Series A-1 Preferred Stock as provided above. Unless otherwise required by the laws of the State of Maryland, any holder or holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock shall have the right to call a meeting of the holders of Series A-1 Preferred Stock of the Corporation for the purpose of electing a Preferred Director and filling vacancies of Preferred Directors.

            4. Conversion. The holders of shares of Series A-1 Preferred Stock
               ----------
shall have the right to convert all or a portion of such shares into fully paid and nonassessable shares of Common Stock or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof as follows:

               (a) Right to Convert.  Subject to and upon compliance with the
                   ----------------
provisions of this Section 4, a holder of shares of Series A-1 Preferred Stock shall have the right, at the option of such holder, at any time, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion rounded down to the nearest 1/100th of a share) obtained by dividing the aggregate Liquidation Value of the shares to be converted, plus all declared but unpaid dividends thereon through the date of conversion (unless the holder of shares of Series A-1 Preferred Stock being so converted shall have elected to receive any such dividends in respect of the shares being converted subsequent to conversion), by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 4. The Common Stock issuable upon conversion of the shares of Series A-1 Preferred Stock, when such Common Stock shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Stock held by the holders thereof.

               (b) Mechanics of Conversion.  Each holder of Series A-1 Preferred
                   -----------------------
Stock that desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A-1 Preferred Stock or Common Stock, accompanied by written notice to the Corporation that such holder elects to convert the same and stating therein the number of shares of Series A-1 Preferred Stock being converted and whether all declared and unpaid dividends in respect of such shares shall be included in the calculation set forth in Section 4(a) hereof, and setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different than that of such holder. Thereupon, the Corporation shall issue and deliver at such office on not later than the fifth Business Day thereafter (unless such conversion is in connection with an underwritten public offering of Common Stock, in which event concurrently with such conversion) to such holder or on such holder's written order, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder is entitled and (ii) if less than the full number of shares of Series A-1 Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and if the holder of the shares being so converted shall have elected to receive dividends subsequent to such conversion, all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

               (c) Conditional Conversion.  Notwithstanding any other provision
                   ----------------------
hereof, if conversion of any shares of Series A-1 Preferred Stock is to be made in connection with a public offering of Common Stock or any transaction described in Section 4(d)(vii) hereof, the conversion of any shares of Series A-1 Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or such transaction, in which case such conversion shall not be deemed to be effective until the consummation of such public offering or transaction.

               (d) Adjustment of the Conversion Price. The Conversion Price
                   ----------------------------------
shall be adjusted from time to time as described below in this Section 4(d); provided that if a plan or arrangement described in this Section 4(d), pursuant
--------
to the adjustments herein, (I) results in a Conversion Price below the Market Price on the Issue Date (a "Below Market Conversion Price") and (II) results in the number of Conversion Shares then issuable at a Below Market Conversion Price exceeding the Maximum Shares (defined below), then the Corporation shall, as promptly as practicable but not later than ninety (90) days following the date of such result, obtain such shareholder approval as required by the Nasdaq Stock Market, pursuant to Rule 4310(c)(25)(G)(i)(d) of the NASD Manual. Maximum Shares shall mean 2,491,700 shares, as adjusted from time to time after the original Issue Date for stock dividends payable in shares of Common Stock or subdivisions, combinations, or reclassifications of the Common Stock.

            (i) Adjustment for Stock Splits and Combinations. If the Corporation
                --------------------------------------------
     at any time or from time to time after the Issue Date, pays a stock dividend in shares of its Common Stock, issues any convertible debt securities without adequate consideration therefor, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, issues by reclassification of shares of its Common Stock any shares of capital stock of the Corporation, makes a distribution of any of its assets (other than cash dividends payable out of earnings or retained earnings in the ordinary course of business) then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A-1 Preferred Stock shall have the right to convert its shares of Series A-1 Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series A-1 Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Section 4(d)(i) shall become effective retroactively immediately after the record date in the case of a dividend and distribution and shall become effective immediately after the effective date in the case of a issuance, subdivision, combination or reclassification. If the Corporation pays a stock dividend in shares of its Common Stock and the holders of the Series A-1 Preferred Stock received such stock dividend pursuant to Section 1(a) hereof, the Conversion Price shall not be adjusted for such stock dividend under this Section 4(d)(i).

            (ii) Issuance of Additional Shares of Stock.  If at any time the
                 --------------------------------------
     Corporation shall (except as hereinafter provided) issue or sell Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Conversion Price as to the Common Stock into which the Series A-1 Preferred Stock is convertible immediately prior to such adjustment shall be adjusted to equal the price determined by multiplying the Conversion Price by a fraction, of which:

                 (A) the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale of Additional Shares of Stock plus (2) the number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Corporation for the total number of such Additional Shares of Stock so issued or sold would purchase at the greater of (I) the Market Price per share of the Common Stock in effect immediately prior to such issuance or sale of Additional Shares of Stock or (II) the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, and

                 (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance or sale of Additional Shares of Stock; provided, however, that such adjustment shall be made only if the Conversion Price determined from such adjustment shall be less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Stock.

     The provisions of this Section 4(d)(ii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
Section 4(d)(i) or which are dividends or distributions received by the holders of the Series A-1 Preferred Stock pursuant to Section 1(a) hereof.

            (iii) (A) Issuance of Warrants or Other Rights. If at any time (i)
                      ------------------------------------
     the Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration (computed in accordance with Section 4(d)(vi)(A) hereof) received for such warrants or other rights or such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 4(d)(ii). No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                 (B) Issuance of Convertible Securities.  If at any time the
                     ----------------------------------
     Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the consideration (computed in accordance with Section 4(d)(vi)(A) hereof) received for such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 4(d)(ii). No adjustment of the Conversion Price shall be made under this Section 4(d)(iii)(B) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4(d)(iii)(A). No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 4(d), no further adjustments of the Conversion Price shall be made by reason of such issue or sale.

            (iv) Superseding Adjustments. If, at any time after any adjustment
                 -----------------------
     of the Conversion Price at which the Series A-1 Preferred Stock is convertible shall have been made pursuant to Section 4(d)(iii) as a result of any issuance of warrants, rights or Convertible Securities,

                 (A) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                 (B) the consideration per share for which shares of Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                 (C) treating the number of Additional Shares of Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                 (D) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Stock or other property are issuable under such warrants or rights or other Convertible Securities;

     whereupon a new adjustment of the Conversion Price at which the Series A-1 Preferred Stock is convertible shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

            (v)  Adjustments Under Other Securities.  Without limiting any other
                 ----------------------------------
     rights available hereunder to the holders of the Series A-1 Preferred Stock, if there is an adjustment in the exercise or purchase price (i) under any Convertible Securities other than the Series A-1 Preferred Stock, whether issued prior to or after the Issue Date, or (ii) under any rights, options or warrants to purchase Additional Shares of Stock, whether issued prior to or after the Issue Date which, in either case, results in a reduction in the exercise or purchase price with respect to such security or rights or results in an increase in the number of Additional Shares of Stock obtainable under such Convertible Security, right, option or warrant, then an adjustment shall be made to the Conversion Price hereunder. Any such adjustment pursuant to this Section 4(d)(v) shall be whichever of the following results in a lower Conversion Price: (A) a reduction in the Conversion Price equal to the percentage reduction in such exercise or purchase price with respect to such Convertible Security, right, option or warrant or (B) a reduction in the Conversion Price which will result in the same percentage increase in the number of shares of Common Stock available hereunder as the percentage increase in the number of Additional Shares of Stock available under such Convertible Security, right, option or warrant. Any such adjustment under this Section 4(d)(v) shall only be made if it would result in a lower Conversion Price than that which would be determined pursuant to any other antidilution adjustment otherwise required hereunder as a result of the event or circumstance which triggered the adjustment to such Convertible Security, right, option or warrant, and if an adjustment is made pursuant to this Section 4(d)(v), such other antidilution adjustment otherwise required hereunder shall not be made as a result of such event or circumstance.

            (vi) Other Provisions Applicable to Adjustments under this Section.
                 -------------------------------------------------------------
     The following provisions shall be applicable to making adjustments to the shares of Common Stock into which the Series A-1 Preferred Stock is convertible and the Conversion Price at which the Series A-1 Preferred Stock is convertible provided for in this Section 4(d):

                 (A) Computation of Consideration.  To the extent that any
                     ----------------------------
          Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (subtracting from the foregoing (i) in any case, any amounts paid or payable by the Corporation for accrued interest or accrued dividends at the time of issuance, (ii) in the case of any public offering, any compensation or discounts incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof, and (iii) in the case of any transaction other than a public offering, any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof; provided that, in the case of clause
                                      -------------
          (iii), such amount is in excess of eight percent (8%) of the aggregate costs of such transactions, and then only to the extent of such excess). To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any Additional Shares of Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (B) When Adjustments to Be Made.  The adjustments required by
                     ---------------------------
          this Section 4(d) shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(d)(i)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made amount to a change in the Conversion Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made on the earlier of (I) such time as such adjustment, together with other adjustments required by this Section 4(d) and not previously made, would result in an aggregate adjustment equal to or in excess of a minimum adjustment or
          (II) on the date of conversion. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (C) Fractional Interests.  In computing adjustments under this
                     --------------------
          Section 4(d), fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

                 (D) Challenge to Good Faith Determination. Whenever the Board
                     -------------------------------------
          of Directors of the Corporation shall be required to make a determination in good faith of the fair value of any item under this
          Section 4(d), such determination may be challenged in good faith by a holder of Series A-1 Preferred Stock and any dispute shall be resolved by an investment banking firm of recognized national standing jointly selected by the Corporation and such holder. The fees of such investment banker shall be borne by such holder if the Corporation's calculation is determined to be between 95% and 105% of the calculation of such banker.

            (vii) Reorganization, Reclassification, Merger or Consolidation.  If
                  ---------------------------------------------------------
     the Corporation shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Corporation is not the continuing corporation after such merger or consolidation), the holders of Series A-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A-1 Preferred Stock in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to a holder upon such reorganization, reclassification, consolidation or merger had such holder converted its Series A-1 Preferred Stock immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under Section 4(d) hereof). The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Corporation will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation, which may be required to deliver any stock, securities or other assets upon the conversion of the Series A-1 Preferred Stock, shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Series A-1 Preferred Stock. A sale, transfer or lease of all or substantially all of the assets of the Corporation to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

            (viii) Exceptions to Adjustment of Conversion Price. Anything herein
                   --------------------------------------------
     to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of the issuance of shares of Common Stock to holders of the Series A-1 Preferred Stock upon conversion of all or any portion of their shares of Series A-1 Preferred Stock.

            (ix)   Chief Financial Officer's Opinion. Upon each adjustment of
                   ---------------------------------
     the Conversion Price, and in the event of any change in the rights of a holder of Series A-1 Preferred Stock by reason of other events herein set forth, then and in each such case, the Corporation will promptly obtain a certificate of the chief financial officer of the Corporation, stating the adjusted Conversion Price, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation will promptly mail a copy of such certificate to the holders of Series A-1 Preferred Stock. If a holder disagrees with such calculation, the Corporation agrees to obtain within thirty (30) business days an opinion of a firm of independent certified public accountants selected by the Corporation's Board of Directors and acceptable to such holder to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Conversion Price.

            (x)    Corporation to Prevent Dilution.  In case at any time or
                   -------------------------------
     from time to time conditions arise by reason of action taken by the Corporation, which in the good faith opinion of its Board of Directors or a majority of the holders of the Series A-1 Preferred Stock are not adequately covered by the provisions of this Section 4(d), and which might materially and adversely affect the exercise rights of the holders of the Series A-1 Preferred Stock, the Board of Directors of the Corporation shall appoint such firm of independent certified public accountants acceptable to a majority of the holders of the Series A-1 Preferred Stock, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 4(d), necessary with respect to the Conversion Price, so as to preserve, without dilution (other than as specifically contemplated by the Charter), the exercise rights of the holders of the Series A-1 Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein.

               (e) No Impairment.  The Corporation will not, by amendment of its
                   -------------
Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of
Section 4 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A-1 Preferred Stock against impairment.

               (f) No Fractional Shares Adjustments. No fractional shares shall
                   --------------------------------
be issued upon conversion of the Series A-1 Preferred Stock. If more than one share of the Series A-1 Preferred Stock is to be converted at one time by the same stockholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A-1 Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the day of conversion which such fractional share of Series A-1 Preferred Stock would be convertible into on such date.

               (g) Shares to be Reserved. The Corporation shall at all times
                   ---------------------
reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A-1 Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A-1 Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Maryland, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the conversion in full of the Series A-1 Preferred Stock.

               (h) Taxes and Charges. The Corporation will pay any and all issue
                   -----------------
or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series A-1 Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Series A-1 Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (i) Accrued Dividends. Upon conversion of any shares of Series
                   -----------------
A-1 Preferred Stock, the holder thereof shall be entitled to receive any accrued but unpaid dividends in respect of the shares of Series A-1 Preferred Stock so converted to the date of such conversion.

               (j) Closing of Books.  The Corporation will at no time close its
                   ----------------
transfer books against the transfer of any shares of Series A-1 Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A-1 Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A-1 Preferred Stock.

            5. Redemption
               ----------

               (a) Redemption Price. (i) Amount. Any redemption of the Series
                   ----------------      ------
A-1 Preferred Stock pursuant to Section 5(b) shall be at a price per share equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the redemption date (the "Mandatory Redemption Price"). Any redemption of the Series A-1 Preferred Stock pursuant to Section 7(a)(ii) shall be at a price per share equal to the Series A-1 Liquidation Preference, except that, for purposes of calculation of the redemption price under this Section 5(a), clause (ii) of the definition of Series A-1 Liquidation Preference in Section 2(a) hereof shall provide for the amount per share such holders would have received if such holders had converted their shares of Series A-1 Preferred Stock into shares of Common Stock immediately prior to the Fundamental Change (the "Optional Redemption Price").

                   (ii) Manner of Payment; Limitation on Number of Shares
                        -------------------------------------------------
Redeemable. The Mandatory Redemption Price for any redemption under this Section
----------
5 shall be paid, at the election of the Corporation either (A) solely in cash or
(B) solely in shares of Common Stock which have been registered under a registration statement under the Securities Act of 1933, as amended, which registration statement is effective, provided, that, for purposes of calculating the number of shares of Common Stock to be received by each holder of Series A-1 Preferred Stock under (B) above, each such share of Common Stock shall (1) be valued at 10% less than the Market Price; provided that in no event shall the
                                          --------
Corporation pay the Mandatory Redemption Price in such shares of Common Stock (described above) that would result in the issuance by the Corporation, together with all other issuances of Common Stock in connection with redemption or conversion of the Series A-1 Preferred Stock at a price per share less than the closing price of the Common Stock on the Nasdaq Stock Market on the original Issue Date, in an amount of such shares representing more than the Maximum Shares, and (2) any shares of Series A-1 Preferred Stock that cannot be so redeemed under (B)(1) above, shall, at the option of the holder, (x) no longer be subject to redemption and shall be subject to the Dividend Rate described in
Section 1(b)(i)(B) or (y) be redeemed by the Corporation in shares of Common Stock which have been registered under a registration statement under the Securities Act of 1933, as amended, which registration statement is effective, provided, that, for purposes of calculating the number of shares of Common stock to be received by each holder of Series A-1 Preferred Stock, each such share of common Stock shall be valued at the closing price of the Common Stock on the Nasdaq Stock Market on the original Issue Date.

               (b) Mandatory Redemption.  Subject to the limitations of Section
                   --------------------
5(a)(ii) hereof, the Corporation shall redeem all of the then outstanding shares of Series A-1 Preferred Stock at the Mandatory Redemption Price on October 25, 2004.

               (c) Procedures for Redemption. In the event the Corporation shall
                   -------------------------
redeem shares of Series A-1 Preferred Stock pursuant to Section 5(b), the Corporation shall give written notice of such redemption by first class mail, postage prepaid, mailed not less than thirty (30) nor more than ninety (90) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A-1 Preferred Stock to be redeemed from each holder;
(iii) the Mandatory Redemption Price or Optional Redemption Price, as the case may be; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price or Optional Redemption Price, as the case may be; (v) that payment will be made upon presentation and surrender of such Series A-1 Preferred Stock; (vi) the then current Conversion Price and the date on which the right to convert such shares of Series A-1 Preferred Stock will expire; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is mandatory, if pursuant to 5(b); (ix) that dividends, if any, accrued to and including the date fixed for redemption will be paid as specified in such notice; and (x) which election the Company has made under 5(a)(ii). Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price or Optional Redemption Price, as the case may be (including any accrued and unpaid dividends to (and including) the date fixed for redemption),
(A) dividends on the shares of the Series A-1 Preferred Stock so called for redemption shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys payable upon redemption without interest thereon and (ii) any shares of Series A-1 Preferred Stock and Common Stock pursuant to Section 5(a) hereof) shall cease. If less than all of the then outstanding shares of Series A-1 Preferred Stock are to be redeemed pursuant to Section 5(b), the shares to be redeemed shall be redeemed pro rata among the then holders of Series A-1 Preferred Stock in accordance with their then respective holdings of Series A-1 Preferred Stock.

     If the notice described above states that the Company has elected to redeem the Series A-1 Preferred Stock under Section 5(a)(ii)(B) and any Series A-1 Preferred Stock would thereafter remain outstanding, then the holders shall notify the Company within ten (10) days of receipt of such notice of which election it has made under the last sentence of Section 5(a)(ii). Upon surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Mandatory Redemption Price.

     Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series A-1 Preferred Stock shall, prior to the close of business on the third (3rd) Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 4(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 4 hereof.

               (d) Put Right at Option of Holder Upon a Fundamental Change.
                   -------------------------------------------------------
Subject to Section 5(a) hereof, if a Fundamental Change occurs, each holder of Series A-1 Preferred Stock shall have the right (the "Put Right"), at the holder's option, to require the Corporation, with respect to all or any portion of such holder's Series A-1 Preferred Stock (the "Put Stock"), to either repurchase such Put Stock, on the date (the "Repurchase Date") selected by the Corporation that is not less than ten (10) nor more than twenty (20) days after the Final Surrender Date, (i) solely in cash at a price per share equal to the Optional Redemption Price or (ii) solely in shares of Common Stock which have been registered under a registration statement under the Securities Act of 1933, as amended, which registration statement is effective, provided, that, for purposes of calculating the number of shares of Common Stock to be received by each holder of Series A-1 Preferred Stock under (ii) above, each such share of Common Stock shall (A) be valued at 10% less than the Market Price; provided
                                                                    --------
that in no event shall the Corporation pay the Optional Redemption Price in such shares of Common Stock (described above) that would result in the issuance by the Corporation, together with all other issuances of Common Stock in connection with redemption or conversion of the Series A-1 Preferred Stock at a price per share less than the closing price of the Common Stock on the Nasdaq Stock Market on the original Issue Date, in an amount of such shares representing more than the Maximum Shares, and (B) any shares of Series A-1 Preferred Stock that cannot be so redeemed under (ii)(A) above, shall, at the option of the holder, (1) no longer be subject to redemption and shall be subject to the Dividend Rate described in Section 1(b)(i)(B) or (2) be redeemed by the Corporation in shares of Common Stock which have been registered under a registration statement under the Securities Act of 1933, as amended, which registration statement is effective, provided, that, for purposes of calculating the number of shares of Common Stock to be received by each holder of Series A-1 Preferred Stock, each such share of Common Stock shall be valued at the closing price of the Common Stock on the Nasdaq Stock Market on the original Issue Date. The election between clauses (i) and (ii) in the preceding sentence shall be made by the Corporation in its sole discretion. The Corporation agrees that it will not complete any Fundamental Change unless proper provision has been made to satisfy its obligations under this Section 5(d).

               (e) Notice of Fundamental Change. Within thirty (30) days after
                   ----------------------------
the occurrence of a Fundamental Change, the Corporation shall mail to all holders of record of the Series A-1 Preferred Stock a notice in the manner and containing the information set out in Section 5(c), except that, for purposes of this Section 5(e), such notice shall also describe the occurrence of such Fundamental Change and of the Put Right arising as a result thereof. To exercise the Put Right, a holder of Series A-1 Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, thirty (30) days after the date of mailing of the notice from the Corporation (the "Final Surrender Date"), the certificates representing the Put Stock, duly endorsed for transfer to the Corporation, together with a written notice of election, and, if applicable, notice of which election it has made under clause (2) of the second sentence of Section 5(d).

               (f) Election Irrevocable.  An election by a holder of Series A-1
                   --------------------
Preferred Stock to exercise its right under Section 5(d) shall become irrevocable at the close of business on the relevant Repurchase Date.

            6. Shares to be Retired.  Any share of Series A-1 Preferred Stock
               --------------------
converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A-1 Preferred Stock.

            7. Call
               ----

               (a) Call at the Corporation's Option. Subject to the other
                   --------------------------------
provisions of this Section 7: the Corporation shall have the right to purchase in cash all (but not less than all) outstanding shares of Series A-1 Preferred Stock (the "Call"), (i) beginning on October 26, 2001, provided, however, that
(A) the Market Price of a share of Common Stock is equal to, or greater than, an amount equal to 200% of the then applicable Conversion Price and (B) the Common Stock has traded, on the principal market for the Common Stock, with an average daily volume in excess of 30,000 shares for a period of 30 consecutive days ending on the day immediately prior to the Call Date (as hereinafter defined), and at the earlier of (ii) a holder's exercising its right under clause (2) of the second sentence of Section 5(d) following the occurrence of a Fundamental Change and (iii) at any time on or after October 26, 2004, provided that no
                                                           --------
Fundamental Change has occurred. Any purchase of the Series A-1 Preferred Stock pursuant to this Section 7(a) shall be at a price per share of Series A-1 Preferred Stock equal to the Mandatory Redemption Price.

               (b) Procedures for Call at the Corporation's Option. The
                   -----------------------------------------------
Corporation's right to Call the Series A-1 Preferred Stock pursuant to Section 7(a) shall be conditioned upon the Corporation giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series A-1 Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the Mandatory Redemption Price;
(iii) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price; (iv) that payment will be made upon presentation and surrender of such Series A-1 Preferred Stock;
(v) the then current Conversion Price and the date on which the right to convert such shares of Series A-1 Preferred Stock will expire; (vi) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (vii) that such Call is mandatory; and (viii) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series A-1 Preferred Stock shall cease to accrue,
(B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys payable upon exercise of the Call without interest thereon and (ii) any shares of Common Stock pursuant to Section 4 hereof) shall cease.

     Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Corporation at the applicable Mandatory Redemption Price.

     Notwithstanding the foregoing, if the Call Notice has been given pursuant to this Section 7 and any holder of shares of Series A-1 Preferred Stock shall, prior to the close of business on the twentieth (20th) day after receipt of such Call Notice, give written notice to the Corporation pursuant to Section 4(b) hereof of the conversion of any or all of the shares to be purchased held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the conversion of such shares to be purchased shall become effective as provided in Section 4 hereof and (ii) the Corporation's right to Call such shares to be purchased shall terminate.

            8. Definitions.  As used herein, the following terms shall have the
               -----------
respective meanings set forth below:

               "6% Non-Voting Convertible Preferred Stock" means the
                -----------------------------------------
            Corporation's 6% Non-Voting Preferred Stock, par value $.01, which is expressly subordinated, in all respects, to the Series A-1 Preferred Stock.

               "Additional Shares of Stock" means all shares of Common Stock
                --------------------------
            issued by the Corporation after the original Issue Date, other than
            (i) Common Stock to be issued upon conversion of the Series A-1 Preferred Stock, (ii) Common Stock to be issued upon the exercise of currently outstanding warrants listed on Schedule 4.2(b) to the Stock Purchase Agreements, (iii) up to 1,227,400 shares of Common Stock to be issued pursuant to the 1997 Stock Option Plan (as adjusted pursuant to the antidilution provisions therein), (iv) up to 1,043,290 shares of Common Stock to be issued pursuant to the 1998 Stock Incentive Plan (as adjusted pursuant to the antidilution provisions therein), and (v) up to 5,167,328 shares to be issued upon conversion of the 6% Non-Voting Convertible Preferred Stock (as adjusted pursuant to the antidilution provisions therein).

               "Affiliate", when used with respect to any Person, means (i) if
                ---------
            such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 3 hereof) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act of 1934, as amended) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relation-ship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Business Day" means any day that is not a Saturday, a Sunday or
                ------------
            any day on which banks in the State of New York are authorized or obligated to close.

               "Call" shall have the meaning set forth in Section 7(a).
                ----

               "Call Date" shall have the meaning set forth in Section 7(c).
                ---------

               "Call Notice" shall have the meaning set forth in Section 7(c).
                -----------

               "Common Stock" means the Corporation's Common Stock, par value
                ------------
            $.01 per share, and shall also include any common stock of the Corporation hereafter authorized and any capital stock of the Corporation of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Corporation or which has ordinary voting power for the election of directors of the Corporation.

               "Conversion Price" means the Conversion Price per share of Common
                ----------------
            Stock into which the Series A-1 Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 4 hereof. The initial Conversion Price will be $5.50.

               "Conversion Share" or "Conversion Shares" means the shares of the
                ----------------      -----------------
            Corporation's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock.

               "Convertible Securities" means evidences of indebtedness, shares
                ----------------------
            of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event, other than the Series A-1 Preferred Stock.

               "Fleming Funds" means Fleming US Discovery Fund III, L.P.,
                -------------
          Fleming US Discovery Offshore Fund III, L.P. and Robert Fleming Nominees Limited.

               "Fleming Holders" means (i) the Fleming Funds and (ii) any
                ---------------
            Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds to which the Fleming Funds may transfer record and/or beneficial ownership of the Shares or the Conversion Shares. The transferor and the transferee shall notify the Corporation in writing as to the transferee's status as a Fleming Holder in accordance with this definition, and shall notify the Corporation if such transferee ceases to be a Fleming Holder.

               "Fundamental Change" means any of the following events:
                ------------------

                    (i) the sale (or functional equivalent of a sale) of all or substantially all of the assets of the Corporation;

                    (ii) any event (A) which results in the registration of the Corporation's Common Stock under the Securities Exchange Act of 1934, as amended, to be no longer required; (B) requiring the Corporation to make a filing under Section 13(e) of the Securities Exchange Act of 1934, as amended; (C) reducing the average daily trading volume of the Common Stock on the principal securities exchange under which it is then listed over a 30-day period to less than 5,000 shares of Common Stock or eliminating the public market for shares of Common Stock of the Corporation; or (D) causing a delisting of the Corporation's Common Stock from the Nasdaq Stock Market, unless such delisting is in connection with a listing on another national securities exchange;

                    (iii) any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation or any other business combination involving the Corporation which results in the holders of the Corporation's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation;

                    (iv) the commencement by the Corporation of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by the Corporation to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; any assignment by the Corporation for the benefit of its creditors; any admission by the Corporation in writing of its inability to pay its debts generally as they become due; the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up; or the liquidation, dissolution or winding up of the Corporation under any other circumstances; or

                    (v) any Person, together with "affiliates" and "associates" of such Person (within the meaning of the Exchange
               Act), shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, which when aggregated with the beneficial ownership on or prior to the date hereof, shall constitute greater than 50% of the voting power of the capital stock of the Corporation.

               "Issue Date" means, as to any share of Series A-1 Preferred
                ----------
            Stock, the date of original issuance thereof by the Corporation.

               "Junior Securities" mean the Common Stock and any other class of
                -----------------
            capital stock or series of preferred stock existing on the date hereof, including the 6% Non-Voting Convertible Preferred Stock, or hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series A-1
                                               ---- -----
            Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

               "Liquidation Value" shall have the meaning set forth in Section
                -----------------
            2(a).

               "Mandatory Redemption Price" shall have the meaning set forth in
                --------------------------
            Section 5(a).

               "Market Price" means, as to any security on the date of
                ------------
            determination thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if such there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of twenty (20) consecutive Business Days prior to the day when the Market Price is being determined (except that, for purposes of the calculation of the Market Price under (x) clause (i) of the first proviso in Section 7(a), such prices will be averaged for a period of thirty (30) consecutive days prior to the day when the Market Price is being determined under Section 7(a)); provided that if such security is listed on any United States securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. Notwithstanding the foregoing, with respect to the issuance of any security by the Corporation in an underwritten public offering, the Market Price shall be the per share purchase price paid by the underwriters. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Corporation and acceptable to holders of a majority of the Series A-1 Preferred Stock, as of the most recent practicable date when the determination is to be made, taking into account the value of the Corporation as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

               "Market Value " means the amount obtained by multiplying the
                ------------
            Market Price by the number of securities issued.

               "Optional Redemption Price" shall have the meaning set forth in
                -------------------------
            Section 5(a).

               "Parity Securities" mean any class of capital stock or series of
                -----------------
            preferred stock existing on the date hereof or hereafter created by the Corporation with the prior written consent of the Fleming Holders, which expressly provides that it ranks pari passu with the
                                                            ---- -----
            Series A-1 Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

               "Person or "person" shall mean an individual, partnership,
                ------     ------
            corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

               "Preferred Director" or "Preferred Directors" shall have the
                ------------------      -------------------
            meaning set forth in Section 3(c).

               "Put Right" shall have the meaning set forth in Section 5(d).
                ---------

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
            and the rules and regulations thereunder.

               "Series A-1 Liquidation Preference" shall have the meaning set
                ---------------------------------
            forth in Section 2(a).

               "Series A-1 Preferred Stock" shall have the meaning set forth in
                --------------------------
            the resolution paragraph in the preamble.

               "Shares" means, the shares of Series A-1 Preferred Stock
                ------
            initially acquired under the Stock Purchase Agreements.

               "Stock Purchase Agreements" mean each of the three Stock Purchase
                -------------------------
            Agreements dated as of October 25, 1999, as amended, between the Corporation and the purchaser listed on the signature page of each such Agreement.

               "Transferees" shall mean any transferee (except for a Fleming
                -----------
            Holder) of Shares or Conversion Shares from a Fleming Holder. Transferees shall not include a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

            9.  Notices.  Except as may otherwise be provided for herein, all
                -------
notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given (i) upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 4(b) hereof, or
(ii) in all other cases, upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its offices at 509 South Exeter Street, Baltimore, MD 21202, Attention: Chief Financial Officer, or to an agent of the Corporation designated as permitted by the Charter, or, if to any holder of the Series A-1 Preferred Stock, to such holder at the address of such holder of the Series A-1 Preferred Stock as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

            10. Amendment.  The affirmative vote of the holders of at least a
                ---------
majority of the outstanding shares of Series A-1 Preferred Stock shall be necessary for effecting or validating any amendment of any of the provisions of these Articles Supplementary or the Charter of the Corporation that materially adversely affects the rights or preferences of the holders of the Series A-1 Preferred Stock.

     IN WITNESS WHEREOF, CALIBER LEARNING NETWORK, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 29, 2000.



WITNESS:                                   CALIBER LEARNING NETWORK, INC.


/s/ Robert W. Zentz                        By: /s/ Chris L. Nguyen
------------------------------------           --------------------------
Robert W. Zentz, Assistant Secretary           Chris L. Nguyen, President



     THE UNDERSIGNED, President of Caliber Learning Network, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                           /s/ Chris L. Nguyen
                                           -------------------
                                           President